UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On May 3, 2021, Synthetic Biologics, Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to the amended and restated at market issuance sales agreement (the “Original Sales Agreement” and together with Amendment No. 1, the “Sales Agreement”), dated February 9, 2021, with B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, as sales agents (the “Sales Agents”), pursuant to which sales may occur under the Company’s New Registration Statement (as defined below). Amendment No. 1 will be effective on the date that the New Registration Statement (as defined below) is declared effective by the U.S. Securities and Exchange Commission (the “Commission”). Pursuant to the Sales Agreement, the Company may offer and sell, from time to time, at its option, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), through the Sales Agents in an “at the market” offering.  As of April 29, 2021, the Company has issued and sold an aggregate of 91,487,681 shares of Common Stock for aggregate gross proceeds of approximately $83.6 million pursuant to the Original Agreement under the Company’s Registration Statement on Form S-3 (File No. 333-224728)(the “Existing Registration Statement”), utilizing a prior prospectus and related prospectus supplements thereto.

The description of the Sales Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement and Amendment No. 1, copies of which are included herewith as Exhibits 1.1. and 1.2, and are incorporated herein by reference.

Item 8.01. Other Events.

On May 3, 2021, the Company will file a new shelf Registration Statement on Form S-3 (the “New Registration Statement”), which will replace the Existing Registration Statement once it is declared effective by the Commission. The New Registration Statement contains: (i) a base prospectus, which covers the offering, issuance and sales by the Company of up to $300,000,000 in the aggregate of the Company’s shares of Common Stock, shares of preferred stock, debt securities, in one or more series, warrants and units from time to time in one or more offerings; and (ii) an “at the market offering” prospectus covering the offer, issuance and sale by the Company of up to a maximum aggregate offering price of up to $75,000,000 of Common Stock that may be issued and sold from time to time under the Sales Agreement with Sales Agents.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

1.1	Amended and Restated At Market Issuance Sales Agreement by and among Synthetic Biologics, Inc., B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, dated February 9, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2021)(File No. 001-12584)

1.2	Amendment No. 1, dated May 3, 2021, to the Amended and Restated At Market Issuance Sales Agreement by and among Synthetic Biologics, Inc., B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, dated February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2021	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer